UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)			May 9, 2024

(Commission File Number)	(Exact Name of Registrant as Specified in Its Charter)			(I.R.S. Employer Identification No.)
1-12579	OGE ENERGY CORP.			73-1481638

Oklahoma
(State or Other Jurisdiction of Incorporation)

321 North Harvey	P.O. Box 321	Oklahoma City	Oklahoma	73101-0321
(Address of Principal Executive Offices)				(Zip Code)

(405) 553-3000

(Registrant's telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Registrant	Title of each class	Trading Symbol(s)	Name of each exchange on which registered
OGE Energy Corp.	Common Stock	OGE	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events

OGE Energy Corp. ("OGE Energy") is the parent company of Oklahoma Gas and Electric Company, a regulated electric company with approximately 900,000 customers in Oklahoma and western Arkansas.

On May 9, 2024, OGE Energy, an Oklahoma corporation, completed the issuance of $350,000,000 in aggregate principal amount of its 5.45% Senior Notes, Series due May 15, 2029 (the "OGE Energy Senior Notes"). The offering of the OGE Energy Senior Notes was registered under the Securities Act of 1933, as amended, pursuant to OGE Energy's registration on Form S-3ASR (File No. 333-279061). A prospectus supplement relating to the offering and sale of the OGE Energy Senior Notes was filed with the Securities and Exchange Commission on May 7, 2024.

Attached as Exhibit 4.01 is the Supplemental Indenture No. 5 dated as of May 9, 2024 between OGE Energy and BOKF, NA, as trustee, creating the OGE Energy Senior Notes. Attached as Exhibit 5.01 is an Opinion of Counsel as to the legality of the OGE Energy Senior Notes.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description

4.01	Supplemental Indenture No. 5 dated as of May 9, 2024 between OGE Energy and BOKF, NA, as trustee, creating the OGE Energy Senior Notes.
5.01	Opinion of GableGotwals as to the legality of the OGE Energy Senior Notes.
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

OGE ENERGY CORP.
(Registrant)

By:	/s/ Sarah R. Stafford
Sarah R. Stafford
Controller and Chief Accounting Officer

May 9, 2024